UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2023

EZFILL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40809	84-4260623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 NE 191st Street, Aventura, Florida 33180

(Address of principal executive offices, including Zip Code)

305-791-1169

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EZFL	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2023, EzFill Holdings, Inc. (the “Company” or “Borrower”) and Next Charging, LLC (“Next”) entered into a promissory note (the “Note”) for the sum of $110,000 (the “Loan”). The Note has an original issue discount (“OID”) equal to $10,000, which is 10% of the aggregate original principal amount of the Loan. The unpaid principal balance of the Note has a fixed rate of interest of 8% per annum for the first nine months, afterward, the Note will begin to accrue interest on the entire balance at 18% per annum. Michael Farkas is the managing member of Next (the “Managing Member”). The Managing Member is also the beneficial owner of approximately 24% of the Company’s issued and outstanding common stock. Additionally and as previously reported on a Current Report on Form 8-K that was filed with he Securities and exchange Commission on August 16, 2023, on August 10, 2023, the Company, the members (the “Members”) of Next and its Managing Member, as an individual and also as the representative of the Members, entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Company agreed to acquire from the Members 100% of the membership interests of Next Charging in exchange for the issuance  by the Company to the Members of shares of common stock, par value $0.0001 per share, of the Company.  Upon consummation of the transactions contemplated by the Exchange Agreement (the “Closing”), Next Charging will become a wholly-owned subsidiary of the Company. As of the date of this Current Report on Form 8-K, the Closing has not occurred.

The Note, along with accrued interest, will be due on October 23, 2023 (the “Maturity Date”). The Maturity Date will automatically be extended for 2 month periods, unless Next sends 10 days written notice, prior to end of any two month period, that it does not wish to extend the note, at which point the end of the then current two month period shall be the Maturity Date. Notwithstanding the forgoing, upon the Company completing a capital raise of at least $3,000,000, then the entire outstanding principal and interest through the Maturity Date will be immediately due.

Unless this Note is otherwise accelerated, or extended in accordance with the terms and conditions hereof, the entire outstanding principal balance of this Note plus all accrued interest shall be due and payable in full on October 23, 2023 (the “Maturity Date”). The Maturity Date shall automatically be extended for 2-month periods, unless Lender sends 10 days written notice, prior to end of any two month period, that it does not wish to extend the note at which point the end of the then current two month period shall be the Maturity Date. Notwithstanding the above, upon Borrower completing a capital raise (debt or equity) of at least $3,000,000 the entire outstanding principal and interest through the Maturity Date shall be immediately due and payable.

If the Company defaults on the Note, (i) the unpaid principal and interest sums, along with all other amounts payable, multiplied by 150% will be immediately due, and (ii) Next has the right to convert all or any part of the outstanding and unpaid principal, interest, penalties, and all other amounts under the Note into fully paid and non-assessable shares of the Company’s common stock. The conversion price will be the average closing price over the 10 trading days ending on the date of conversion.

The information set forth above is qualified in its entirety by reference to the Note, which is incorporated herein by reference and attached hereto as Exhibit 4.1.

Item 2.02 Results of Operations and Financial Condition

On August 22, 2023, EzFill Holdings, Inc. (the “Company”), issued a press release announcing its financial results for the quarter ended June 30, 2023. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

This information is being furnished in this report and shall not be deemed to be “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by this Item 2.03, the information contained in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by this Item 3.02, the information contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description
4.1	Promissory Note between EzFill Holdings, Inc. and Next Charging, LLC dated August 23, 2023.
99.1	Press Release dated August 22, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZFILL HOLDINGS, INC.

Date: August 24, 2023	By:	/s/ Yehuda Levy
	Name:	Yehuda Levy
	Title:	Interim Chief Executive Officer